                          ASSIGNMENT AND ASSUMPTION OF
                     AGREEMENT FOR COMPLETION AND GUARANTEE


         THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR COMPLETION AND GUARANTEE (this "Assignment") is executed as of this _____ day of November, 2002, by CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller"), and CEDAR-CAMP HILL, LLC, a Delaware limited liability company ("Purchaser").

         Purchaser is this day purchasing from Seller and Seller is conveying to Purchaser the real property described on Exhibit A attached hereto and made a part hereof together with all improvements thereon and appurtenances thereto (herein called the "Property"). Seller is a party to a certain "Borough of Camp Hill Agreement for Completion and Guarantee of Plan Improvements" dated the 19th day of December, 2001 (the "Completion Agreement") pursuant to which Seller is responsible to the Borough of Camp Hill for the completion of certain improvements located upon the Property, a copy of which is attached hereto as Exhibit B and made a part hereof.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby transfers and assigns to Purchaser, effective as of the date hereof, all right, title, and interest of Seller in, to and under the Completion Agreement, including any and all rights of Seller to any and all deposits thereunder.

         Seller on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all liabilities arising out of events occurring under the Completion Agreement prior to the date hereof but not thereafter, provided, however, that the foregoing indemnity shall not imply any warranty or indemnity with respect to compliance with environmental and land use laws or the use, generation or disposal of hazardous materials, such matters being governed solely by the terms of that certain Agreement of Purchase and Sale between Seller and Cedar Income Fund Partnership, L.P. having an Effective Date (as defined therein) of August 14, 2002, as amended by that certain First Amendment to Agreement of Purchase and Sale dated September 12, 2002, Second Amendment to Agreement of Sale and Purchase dated October 31, 2002, and Third Amendment to Agreement of Purchase and Sale dated as of November 15, 2002, Cedar Income Fund Partnership, L.P.'s interest in which was assigned to Purchaser on the date hereof.

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

         Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns harmless from all liabilities arising out of events occurring under the Completion Agreement from and after the date hereof.

         Purchaser hereby assumes all obligations of Seller under the Completion Agreement arising from and after the date hereof.

         This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

         The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.


                         SIGNATURES FOLLOW ON NEXT PAGE

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

         EXECUTED as of the day and year first written above.

                                       SELLER:

                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY, a Connecticut corporation

                                       By: CIGNA Investments, Inc., a Delaware
                                           corporation, its authorized agent


                                       By:
                                           ------------------------------------
                                           Name:  Stephen J. Olstein
                                           Title: Managing Director


                                       PURCHASER:

                                       CEDAR-CAMP HILL, LLC, a Delaware limited liability company




                                       By:
                                           ------------------------------------
                                           Name:  Leo S. Ullman
                                           Title: President

                                    EXHIBIT A

                                       TO

                          ASSIGNMENT AND ASSUMPTION OF
                     AGREEMENT FOR COMPLETION AND GUARANTEE



                                Legal Description
                                -----------------


         ALL THAT CERTAIN tract of ground situate in the Borough of Camp Hill and the Township of East Pennsboro, County of Cumberland and Commonwealth of Pennsylvania, bounded and described as follows, to wit:

         BEGINNING at a point, said point being the right-of-way intersection of the southern right-of-way line of Trindle Road and the western right-of-way line of South 32nd Street; thence along the western right-of-way line of South 32nd Street, South 40 degrees 33 minutes 00 seconds East, a distance of 134.51 feet to a point; thence along the same, South 10 degrees 26 minutes 00 seconds East, a distance of 461.34 feet to a point; thence along the same, South 11 degrees 48 minutes 00 seconds East, a distance of 870.92 feet to a point; thence along land of Commonwealth of Pennsylvania, Ramp "H" Harrisburg Expressway the following seven (7) courses: (1) South 78 degrees 12 minutes 00 seconds West, a distance of 14.00 feet to a point; thence (2) on an arc of a curve curving to the right having a radius of 394.00 feet, an arc length of 368.30 feet to a point; thence
(3) South 41 degrees 45 minutes 28 seconds West, a distance of 511.18 feet to a point; thence (4) South 56 degrees 19 minutes 00 seconds West, a distance of
198.36 feet to a point; thence (5) along an arc of a curve curving to the right having a radius of 364.00 feet, an arc length of 247.77 feet to a point; thence
(6) South 05 degrees 19 minutes 00 seconds West, a distance of 16.00 feet to a point; thence (7) North 84 degrees 41 minutes 00 seconds West, a distance of
86.77 feet to a point; thence along land now or late of Pennsylvania Real Estate Investment Trust the following four (4) courses: (1) North 24 degrees 49 minutes 00 seconds West, a distance of 99.92 feet to a point; (2) thence North 65 degrees 11 minutes 00 seconds East, a distance of 15.00 feet to a point; (3) thence North 24 degrees 49 minutes 00 seconds West, a distance of 120.00 feet to a point; (4) thence North 64 degrees 26 minutes 00 seconds East, a distance of
303.09 feet to a point; thence along the same, land now or late of Hampden Industrial Development Authority and land now or late of Charles Adler & Sons, Inc., North 24 degrees 49 minutes 00 seconds West, a distance of 1,633.31 feet to a point on the Southern right-of-way line of Trindle Road; thence along said right-of-way line, North 65 degrees 21 minutes 00 seconds East, a distance of 1,184.06 feet to a point the point of BEGINNING.

         BEING THE SAME PREMISES which Mid-Island Properties, Inc., a Pennsylvania Corporation, conveyed unto Connecticut General Life Insurance Company, a Connecticut Corporation, by deed dated November 10, 2000 and recorded November 15, 2000 in Record Book 233, Page 1140.

         BEING  Property Parcel Number 01-21-0273-410.

                                    EXHIBIT B

                                       TO

                          ASSIGNMENT AND ASSUMPTION OF
                     AGREEMENT FOR COMPLETION AND GUARANTEE

                 Copy of Agreement for Completion and Guarantee
                 ----------------------------------------------